                           INVESTORS' RIGHTS AGREEMENT

         THIS INVESTORS' RIGHTS AGREEMENT (the "AGREEMENT") is made as of January 9th, 2000, by and among Liquor.com, Inc., a Delaware corporation, (the "COMPANY"), the holders of shares of the Company's Series A Preferred Stock (the "PREFERRED HOLDERS" and each individually a "PREFERRED HOLDER"), and those other stockholders of the Company listed on the signature pages hereto under the caption "Stockholders" (the "STOCKHOLDERS" and each individually a "STOCKHOLDER").

                                    RECITALS

         A. The Preferred Holders have entered into a Series A Preferred Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement"), pursuant to which the Company shall sell and the Preferred Holders shall purchase shares of the Company's Series A Preferred Stock (the "Preferred Stock").

         B. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

         C. In order to induce the Preferred Holders to enter into this Agreement and the Purchase Agreement, the Stockholders and the Company desire to grant to the Preferred Holders certain rights of first refusal and certain rights of co-sale with respect to equity securities owned by each Stockholder and any other equity securities of the Company hereafter owned or acquired by each Stockholder and certain Registration Rights and Preemptive Rights.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1 . CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

         1.1 "AFFILIATE" OR "AFFILIATED ENTITY OR PERSON" means, as to any specified Person any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of capital stock of that Person, by contract or otherwise).

         1.2 "COMMON STOCK" means the Company's common stock, par value $.00001 per share.


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

         1.3 "DEMAND REGISTRABLE SECURITIES" shall mean (i) the shares of Common Stock of the Company issuable or issued upon conversion of the Preferred Stock of the Company, and (ii) any other shares of the Company's Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of the Preferred Stock.

         1.4 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

         1.5 "QUALIFIED INITIAL PUBLIC OFFERING" means the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act, the price to the public of which is not less than $5.90 per share (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like) and for an aggregate gross offering price of at least $20,000,000.

         1.6 "INITIATING HOLDERS" means the Preferred Holders who are the holders of at least 51% of the then outstanding Registrable Securities.

         1.7 "MAJOR SHAREHOLDER" means the individuals named from time to time by the Board of Directors of the Company and listed in EXHIBIT A hereto.

         1.8 "OFFERED STOCK" means all Stock proposed to be transferred by the Seller.

         1.9 "OFFERED PREFERRED STOCK" means all Preferred Stock proposed to be offered by the Preferred Seller.

         1.10 "PREFERRED DIRECTOR" shall mean the director elected by the holders of Preferred Stock pursuant to Section 4(b) of the Company's Certificate of Incorporation.

         1.11 "PREFERRED HOLDER'S SHARE" means, as to the Right of Co-Sale, the percentage determined by dividing (A) the number of shares of Stock held by the Preferred Holder by (B) the number of shares of Stock held by the Seller and all Preferred Holders participating in the Right of Co-Sale.

         1.12 "PREFERRED SELLER" means any Preferred Holder proposing to transfer or sell Preferred Stock.

         1.13 The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.


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

         1.14 "REGISTRABLE SECURITIES" means Demand Registrable Securities, excluding in all cases, however, any securities sold by a person in a transaction in which a holder's registration rights under this Agreement are not assigned; provided, however, that securities shall only be treated as Registrable Securities if and for so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         1.15 "REGISTRATION EXPENSES" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses.

         1.16 "RIGHT OF CO-SALE" means the right of co-sale provided to the Preferred Holders in Article 5 of this Agreement.

         1.17 "RIGHT OF FIRST REFUSAL" means the right of first refusal provided to the Company and the Preferred Holders in Article 4 of this Agreement.

         1.18 "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.19 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

         1.20 "SELLER" means any Stockholder proposing to transfer or sell Stock, and expressly does not include a Preferred Seller.

         1.21 "STOCK" means and includes all securities and options issued by the Company.

         1.22 "TRANSFER" means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, distribution by a corporation to its shareholders or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

                  1.22.1 any bona fide pledge if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as a Stockholder; or

                  1.22.2 any transfers of Stock by a Seller to the Seller's spouse, lineal descendant or antecedent, father, mother, brother or sister of the Seller, the adopted child or adopted


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

grandchild of the Seller, or the spouse of any child, adopted child, grandchild or adopted grandchild of the Seller, or to a trust or trusts for the exclusive benefit of the Seller or the Seller's family members as described in this Section, or transfers of Stock by the Seller by devise or descent, or transfers of Stock to a general or limited partner or other Affiliate of the Seller-, provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller.,

2. RESTRICTIVE LEGEND. Each certificate representing Stock shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH
         SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN AN INVESTORS' RIGHTS AGREEMENT DATED JANUARY _, 2000, ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON THE WRITTEN REQUEST TO THE COMPANY.

                  Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either: (i) a written opinion of legal counsel to the holder, which legal counsel shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the


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

Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act; or
(ii) a "no-action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such legal opinion or "no-action" letter shall be required; and PROVIDED THAT the Company shall not be obligated to remove any such legends prior to the date of the initial public offering of the Company's Common Stock under the Securities Act.

3. REGISTRATION RIGHTS

         3.1 COMPANY REGISTRATION.

                  3.1.1 If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration fights, other than a registration relating solely to employee benefit plans or a registration relating solely to a transaction of the type specified in Rule 145 under the Securities Act or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                           3.1.1.1 promptly give to each holder of Registrable
Securities written notice thereof, and

                           3.1.1.2 include in such registration, and in any
underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any holder of Registrable Securities within ten days after receipt of the written notice from the Company described in
Section 3.1.1.1 above, except as set forth in Section 3.1.2 below. Such written request may specify all or a part of a holder's Registrable Securities.

                  3.1.2 UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities AS A PART OF THE WRITTEN NOTICE given pursuant to Section 3.1.1. In such event the right of any holder of Registrable Securities subject to registration pursuant to this
Section 3.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with a nationally recognized underwriter selected for underwriting by the Company (the "Underwriter"). Notwithstanding any other provision of this Section 3.1, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) exclude


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

from such registration and underwriting any or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting by persons other than the Company shall be allocated in the following priority: first, among all holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement, and second, among persons not contractually entitled to registration rights under this Agreement. If any Preferred Holder or other stockholder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         3.2 DEMAND REGISTRATION

                  3.2.1 REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders, at any time following the date which is two years after the effective date of this Agreement, a written request that the Company effect any registration with respect to at least 5 1 % of the then outstanding Registrable Securities the Company will

                           3.2.1.1 promptly give written notice of the proposed
registration to all other holders of Registrable Securities; and

                           3.2.1.2 as soon as practicable, use its best efforts
to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Preferred Holders joining in such request as are specified in a written request delivered to the Company within 15 days after receipt of such written notice from the Company; PROVIDED THAT the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3.2:

                                    3.2.1.2.1 in any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                                    3.2.1.2.2 after the Company has effected one
such registration pursuant to this Section 3.2 and such registration has been declared or ordered effective and the sales of such Registrable Securities have closed.


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

         Subject to the foregoing clauses 3.2.1.2.1 and 3.2.1.2., the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be significantly detrimental to the Company and its stockholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing (but not more than once during any twelve month period) for a period of not more than 180 days after receipt of the request of the Initiating Holders.

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 3.2.2 below, include other securities of the Company which are held by Major Shareholders and other officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                  3.2.2 UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.2, and the Company shall include such information in the written notice referred to in Section 3.2.1 above. The right of any Preferred Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Preferred Holder's participation in such underwriting and the inclusion of such Preferred Holder's Registrable Securities in the underwriting to the extent provided herein. A Preferred Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

                  The Company shall (together with all Preferred Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.2, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty percent (20%) of the securities which Preferred Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among all Preferred Holders; second, among Major Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement; and third, among all other stockholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any holder requesting participation in the registration disapproves of the terms of


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

any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If the Underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  3.2.3 UNDERWRITTEN PUBLIC OFFERING. If requested, and provided that the underwriter or underwriters are reasonably satisfactory to the Company, the Company shall enter into an underwriting agreement with an investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Company shall not cause the registration under the Securities Act of any other shares of its Common Stock to become effective (other than registration of an employee stock plan, or registration in connection with any Rule 145 or similar transaction) during the effectiveness of a registration requested hereunder for an underwritten public offering if, in the judgment of the underwriter or underwriters, marketing factors would adversely affect the price of the Registrable Securities subject to such underwritten registration.

         3.3 REGISTRATION ON FORM S-3. The Company shall use its best efforts to qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Exchange Act following the effective date of the first registration of any securities of the Company for a registered public offering. After the Company has qualified for the use of Form S-3, each holder of Registrable Securities shall have the right to request two registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of, which shall be at least 50,000 shares of Common Stock, as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like, and the intended method of disposition of such shares by each such holder), subject only to the following limitations:

                  3.3.1 The Company shall not be obligated to cause a registration on Form S-3 to become effecitve prior to one hundred eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred eighty (180) day period;

                  3.3.2 The Company shall not be required to effect more than one registration pursuant to this Section 3.3 within any 12-month period;


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

                  3.3.3 The Company may postpone any demand registration on Form S-3 by up to 180 days if it believes in its good faith judgment, and after consultation with its investment bankers, that such demand registration will be detrimental to the Company; and

                  3.3.4 The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding 90 days from the effective date thereof. The Company shall give notice to all Preferred Holders and all holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section 3.3 and shall provide a reasonable opportunity for all such other holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Preferred Holder or Preferred Holders thereof for purposes of disposition. In the event the Underwriter determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 3.1.2.

         3.4 EXPENSES OF REGISTRATION. The Company shall pay the Registration Expenses incurred in connection with the demand registration pursuant to Section 3.2, up to two registrations on Form S-3 pursuant to Section 3.3, and all Piggyback Registrations, provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, unless such withdrawal is caused by a material adverse change in the business or operations of the Company after such request for registration, or unless the Initiating Holders agree to have such registration considered a registration pursuant to Section 3.2.1.2.2. If the Company is not required to pay any Registration Expenses, then the holders of Registrable Securities seeking to participate in such registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and such registration shall not be considered a registration for purposes of Section 3.2.1.2.2.

         3.5 INDEMNIFICATION.

                  3.5.1 The Company will indemnify each Preferred Holder, each of its officers, directors and partners, and each person controlling such Preferred Holder within the meaning of Section 15 of the Securities Act, if Registrable Securities held by such Preferred Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Preferred Holder, each of its officers, directors and partners, and each person controlling such Preferred Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

                  3.5.2 Each Preferred Holder will, if Registrable Securities or other securities held by such Preferred Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Preferred Holder and each of their officers, directors and partners, and each person controlling such Preferred Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such Preferred Holders, directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Preferred Holder and stated to be specifically for use therein. In no event shall the aggregate liability of a Preferred Holder for indemnification under this Section 3.5.2 exceed the net proceeds received by such Preferred Holder from the sale of shares in such offering.

                  3.5.3 Each party entitled to indemnification under this
Section 3.5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED THAT counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED FURTHER THAT the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced thereby. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding, PROVIDED THAT in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties.

                  3.5.4 If the indemnification provided for in this Section 3.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as the result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the allegation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED THAT in no event shall any contribution by a Preferred Holder hereunder exceed the proceeds from the sale of shares in the offering received by such Preferred Holder.

                  3.5.5 The obligations of the Company and Preferred Holders under this Section 3.5 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall consent to the entry of any judgment or enter into any settlement thereof which does not involve solely the payment of money damages except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld). Unless waived by the Indemnified Party, all judgments and settlements must include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         3.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  3.6.1. Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  3.6.2. Use its best efforts to file with the Commission in a timely mariner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                  3.6.3. So long as a Preferred Holder owns any Restricted Securities, furnish to the Preferred Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

         3.7 STANDOFF AGREEMENT. In connection with any underwritten public offering by the Company, if requested by the managing underwriter, each Preferred Holder and Major Shareholder agrees not to sell, agree or contract to sell, make any short sale of, loan, grant any option or warrant for the purchase of, or otherwise dispose of any Stock (other than those included in the public offering, if any) without the prior written consent of the Company or the underwriters for such period of time (not to exceed one hundred eighty (180) days in the event of a Qualified Initial Public Offering and 90 days in the event of any other public offering) as may be requested by the Board of Directors of the Company and the managing underwriter; PROVIDED, HOWEVER, , that all officers and directors of the Company and all holders of at least five percent of the voting power of the Company enter into similar agreements.

         3.8 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least 51% of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or PARI PASSU with the registration rights granted to Preferred Holders hereunder or require the Company to effect a registration earlier than the date on which Preferred Holders can first require a registration under Section 3.2.

         3.9 TERMINATION OF RIGHTS. Unless otherwise provided herein, the rights and provisions of this Article 3 shall terminate at the time an active public trading market exists for the Common Stock of the Company and as to any Preferred Holder, at such time as such

Preferred Holder is able to sell all of his Registrable Securities in any 90-day period pursuant to Rule 144 promulgated under the Securities Act.

         3.10 MISCELLANEOUS.

                  3.10.1. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register the Preferred Holder's securities granted by the Company under Sections 3.1, 3.2 and 3.3 hereof may be transferred or assigned by the Preferred Holder to a transferee or assignee of any of the Registrable Securities, PROVIDED THAT the Company is given written notice by such Preferred Holder at the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and PROVIDED FURTHER THAT such transferee is a constituent partner of, or subsidiary controlled by, the transferor, and after giving effect to such transfer, the transferee holds at least 50,000 shares of Registrable Securities (appropriately adjusted for recapitalizations, stock combinations, stock splits, dividends and the like); and PROVIDED FURTHER THAT the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and PROVIDED FURTHER THAT the transferee or assignee of such rights assumes the obligations of a Preferred Holder under this Agreement and the Purchase Agreement.

                  3.10.2. AGGREGATION OF STOCK. ALL Registrable Securities held or acquired by Affiliated entities or persons shall be aggregated for the purposes of determining the availability of any right under this Article 3.

4. RESTRICTIONS ON TRANSFERABILITY OF STOCK.

         4.1 SELLER

                  4.1.1 NOTICE OF PROPOSED TRANSFER. Before any Seller may effect any Transfer of Stock, the Seller shall deliver to the Company and to the Preferred Holders a written notice signed by the Seller (the "SELLER'S NOTICE") stating (a) the Seller's bona fide intention to Transfer such Offered Stock; (b) the name and address of each proposed purchaser or other transferee (the "TRANSFEREE"); (c) the number of shares of the Offered Stock to be Transferred to each Transferee; and (d) the bona fide cash price or other consideration for which the Seller proposes to Transfer such Offered Stock (the "OFFERED PRICE"); and the Seller shall offer the Offered Stock at the Offered Price to the Company and non-selling Preferred Holders.

                  4.1.2 COMPANY'S INITIAL RIGHT. The Company shall have the right of first refusal to purchase all or any part of the Offered Stock, if the Company gives written notice of the exercise of such right to the Seller within ten days (the "COMPANY'S REFUSAL PERIOD") after the date on which the Seller's Notice is received by the Company, PROVIDED THAT if the Company is not ready and willing to consummate the purchase within 20 days after the date on which the Seller's Notice is received by the Company, the Company's refusal right shall be deemed to be waived for such sale by Seller. If the Company desires to purchase less than all of the Offered Stock, within ten days after expiration of the Company's Refusal Period, the Company will give written notice to each Preferred Holder specifying the number of shares of Offered Stock that were not subscribed by the Company exercising its Right of First Refusal (the "COMPANY'S NOTICE").

                  4.1.3 PREFERRED HOLDERS' RIGHT. If the Company desires to purchase less than all of the Offered Stock, the Preferred Holders and their assignees have the right of first refusal to purchase all or any part of the remaining Offered Stock; PROVIDED THAT each Preferred Holder gives written notice of the exercise of such right to the Seller within ten days (the "PREFERRED HOLDERS' REFUSAL PERIOD") after the date of the Company's Notice to the Preferred Holders. To the extent the aggregate number of shares the Preferred Holders desire to purchase exceeds the Offered Stock available, each Preferred Holder will be entitled to purchase a fraction of the Offered Stock, the numerator of which shall be the number of shares of Stock held by such Preferred Holder and the denominator of which shall be the number of shares of Stock held by all Preferred Holders exercising their Right of First Refusal. Within five days after expiration of the Preferred Holders' Refusal Period, the Seller will give written notice to the Company and each Preferred Holder specifying the number of shares of Offered Stock that was subscribed by the Preferred Holders exercising their Right of First Refusal (the "CONFIRMATION NOTICE").

                  4.1.4 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Offered Stock to be purchased by the Company or a Preferred Holder shall be the Offered Price, and shall be payable as set forth in Section
4.1.5 hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith, which determination shall be binding upon the Company, each Preferred Holder and the Seller, absent fraud or material error.

                  4.1.5 PAYMENT. Payment of the Purchase Price will be made within 5 days after the later of (i) the end of the Company's Refusal Period, or
(ii) should there be delivery of the Company's Notice, the end of the Preferred Holders' Refusal Period. Payment of the Purchase Price shall be made, at the option of the Company or the exercising Preferred Holder, as the case may be,
(i) in cash (by check or wire transfer); (ii) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company or the Preferred Holder, as the case may be; or (iii) by any combination of the foregoing.

                  4.1.6 RIGHTS AS A STOCKHOLDER. If the Company or any Preferred Holder exercises its Right of First Refusal to purchase the Offered Stock, then, upon the date the notice of such exercise is given by the Company or any Preferred Holder, the Seller will have no further rights as a holder of the Offered Stock except the right to receive payment for the Offered Stock from the Company or the Preferred Holder, as the case may be, in accordance with the terms of this Agreement, and the Seller will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered for transfer to the Company or the Preferred Holder, as the case may be.

                  4.1.7 SELLER'S RIGHT TO TRANSFER. If the Company and each Preferred Holder have not elected to purchase all of the Offered Stock, then, subject to the Preferred Holders' Right of Co-Sale as defined in Article 5 hereof, the Seller may transfer that portion of the Offered Stock permitted to be sold, to any person named as a Transferee in the Seller's Notice, at the Offered Price or at a higher price, provided that such Transfer (i) is consummated within 30 days after the end of the Preferred Holders' Refusal Period, (ii) is on terms no more favorable to the Transferee than the terms proposed in the Seller's Notice and (iii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so Transferred during such 30-day period, then the Seller may not Transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

         4.2 SALES BY PREFERRED SELLERS

                  4.2.1 NOTICE . Before any Preferred Seller may effect any Transfer of Preferred Stock, other than transfers to any general or limited partner or other Affiliate of a Preferred Holder, the Preferred Seller shall deliver to the other Preferred Holders and to the Company a written notice signed by the Preferred Seller (the "PREFERRED SELLER'S NOTICE") stating (a) the Preferred Seller's bona fide intention to Transfer such Offered Preferred Stock;
(b) the name and address of each proposed purchaser or other transferee (the "TRANSFEREE"); (c) the number of shares of the Offered Preferred Stock to be Transferred to each Transferee; and (d) the bona fide cash price or other consideration for which the Preferred Seller proposes to Transfer such Offered Preferred Stock (the "PREFERRED OFFERED PRICE"), and the Preferred Seller shall offer the Offered Preferred Stock at the Preferred Offered Price to the remaining Preferred Holders and the Company.

                  4.2.2 PREFERRED HOLDERS' INITIAL RIGHT. The Preferred Holders shall have the right of first refusal to purchase all or any part of the Offered Preferred Stock, if the Preferred Holders give written notice of the exercise of such right to the Preferred Seller within ten (10) days (the "PREFERRED HOLDERS' PREFERRED REFUSAL PERIOD") after the date on which the Preferred Seller's Notice is received by the Preferred Holders, PROVIDED THAT if any Preferred Holder is not ready and willing to consummate the purchase within twenty (20) days after the date on which the Preferred Seller's notice is received by the Preferred Holders, such Preferred Holder's refusal right shall be deemed to be waived. To the extent the aggregate number of shares the Preferred Holders desire to purchase exceeds the Offered Preferred Stock available, each Preferred Holder will be entitled to purchase a fraction of the Offered Preferred Stock, the numerator of which is the number of shares of Preferred Stock held by such Preferred Holder and the denominator of which is the number of Shares of Preferred Stock held by all Preferred Holders exercising their Right of First Refusal. If the Preferred Holders desire to purchase less than all of the Offered Preferred Stock, within ten (10) days after expiration of the Preferred Holders' Preferred Refusal Period, the Preferred Seller will give written notice to the Company specifying the number of shares of Offered Preferred Stock that were not subscribed by the Preferred Holders exercising their Right of First Refusal (the "PREFERRED SELLER'S NOTICE").

                  4.2.3 If the Preferred Holders desire to purchase less than all of the Offered Preferred Stock, the Company shall have the right of first refusal to purchase all or any part of the remaining Offered Preferred Stock; PROVIDED THAT the Company gives written notice of the exercise of such right to the Preferred Seller within ten days (the "COMPANY'S PREFERRED REFUSAL PERIOD") after the date of the Preferred Holders' Notice to the Company. Within five days after expiration of the Company's Preferred Refusal Period, the Preferred Seller will give written notice to the Company and each Preferred Holder specifying the number of shares of Offered Preferred Stock that was subscribed by the Company exercising its Right of First Refusal (the "PREFERRED CONFIRMATION NOTICE").

                  4.2.4 PURCHASE PRICE. The purchase price (the "PREFERRED PURCHASE PRICE") for the Offered Preferred Stock to be purchased by a Preferred Holder or the Company shall be the Preferred Offered Price, and shall be payable as set forth in Section 4.2.5 hereof. If the Preferred Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith, which determination shall be binding upon the Company, each Preferred Holder and the Preferred Seller, absent fraud or material error.

                  4.2.5 PAYMENT. Payment of the Preferred Purchase Price will be made within 5 days after the later of (i) the end of the Preferred
Holders' Preferred Refusal Period, or (ii) should there be delivery of the Preferred Holders' Notice, the end of the Company's Preferred Refusal Period. Payment of the Preferred Purchase Price shall be made, at the option of the exercising Preferred Holder or the Company, as the case may be, (i) in cash (by check or wire transfer), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Preferred Seller to the Preferred Holder or the Company, as the case may be; or (iii) by any combination of the foregoing.

                  4.2.6 RIGHTS AS A STOCKHOLDER. If any Preferred Holder or the Company exercises its Right of First Refusal to purchase the Offered Preferred Stock, then, upon the date the notice of such exercise is given by any Preferred Holder or the Company, the Preferred Seller will have no further rights as a holder of the Offered Preferred Stock except the right to receive payment for the Offered Preferred Stock from the Preferred Holder or the Company, as the case may be, in accordance with the terms of this Agreement, and the Preferred Seller will forthwith cause all certificate(s) evidencing such Offered Preferred Stock to be surrendered for transfer to the Preferred Holder or the Company, as the case may be.

                  4.2.7 SELLER'S RIGHT TO TRANSFER. If each Preferred Holder and the Company have not elected to purchase all of the Offered Preferred Stock, then the Preferred Seller may transfer that portion of the Offered Preferred Stock permitted to be sold to any person named as a Transferee in the Preferred Seller's Notice, at the Preferred Offered Price or at a higher price, provided that such Transfer (i) is consummated within 30 days after the end of the Preferred Holders' Preferred Refusal Period, (ii) is on terms no more favorable to the Transferee than the terms proposed in the Preferred Seller's Notice and (iii) is in accordance with all the terms of this

Agreement. If the Offered Preferred Stock is not so Transferred during such 30-day period, then the Preferred Seller may not Transfer any of such Offered Preferred Stock without complying again in full with the provisions of this Agreement.

5. RIGHT OF CO-SALE.

         5.1 RIGHT OF CO-SALE. If the Company and the Preferred Holders have waived or failed to timely exercise their Rights of First Refusal under Section
4.1 with respect to any portion of the Offered Stock, then if the Seller is a Major Shareholder, the Seller may Transfer to the transferee such Offered Stock:
(i) if Seller gives further written notice to each Preferred Holder within 10 days after the date of the expiration of the Preferred Holders' Refusal Period (the "RIGHT OF CO-SALE NOTICE"), specifying the date of the Transfer of the Offered Stock to such transferee which shall not occur within ten days of the Right of Co-Sale Notice (the "CLOSING"), and the number of shares and type of Stock that the Seller desires to Transfer to the Transferee, and (ii) subject to the Preferred Holders' Right of Co-Sale. If the Seller desires to Transfer to the Transferee such Offered Stock, the Preferred Holders shall have the right to require, at any time within fifteen (15) days of receipt of the Right of Co-Sale Notice as a condition to such Transfer, that the Seller arrange for the purchase by the Transferee, at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Seller, a number of shares of the Preferred Holder's shares equal to a percentage of the Offered Stock (regardless of whether the Offered Stock consists of preferred or common issued upon conversion of the preferred) equivalent to the Preferred Holder's Share. This Right of Co-Sale shall not apply with respect to Offered Stock sold or to be sold by Seller to Preferred Holders under the Right of First Refusal.

         5.2 CONSUMMATION OF CO-SALE. A Preferred Holder may exercise the Right of Co-Sale by delivering to the Seller, at any time within fifteen (15) days of receipt of the Right of Co-Sale Notice, one or more certificates, properly endorsed for Transfer, representing a number of shares not to exceed such Preferred Holder's Share, representing such Stock to be Transferred by the Seller on behalf of the Preferred Holder. If the Preferred Holder does not hold a certificate in that series, class or type of stock representing the number of securities to be sold by such Preferred Holder pursuant to this
Article 5, then the Company shall promptly issue a certificate representing the proper number of shares to be sold pursuant to this Right of Co-Sale. Following the Closing, the Company shall deliver a certificate for the remaining balance of the securities held by the Preferred Holder, if any, to such Preferred Holder. At the Closing, such certificates or other instruments will be Transferred and delivered to the Transferee as set forth in the Right of Co-Sale Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in the Right of Co-Sale Notice, and the Seller will remit, or will cause to be remitted, to each participating Preferred Holder, within ten days after such Closing, that portion of the proceeds of the Transfer to which each participating Preferred Holder is entitled by reason of each Preferred Holder's participation in such Transfer pursuant to the Right of Co-Sale.

6. MULTIPLE SERIES, CLASS OR TYPE OF STOCK. If the Offered Stock consists of more than one series, class or type of Stock, the Seller has the right to Transfer hereunder each such series, class or type; PROVIDED, HOWEVER, THAT if, as to the Right of Co-Sale, a Preferred Holder does not hold any of such series, class or type, and the proposed Transferee is not willing, at the Closing, to purchase some other series, class or type of Stock from such Preferred Holder, or is unwilling to purchase any Stock from such Preferred Holder at the Closing, then such Preferred Holder will have the put right (the "PUT RIGHT") set forth in Section 7.2 hereof.

7. REFUSAL TO TRANSFER: PUT RIGHT.

         7.1 REFUSAL TO TRANSFER. Any attempt by any Preferred Holder or Stockholder to transfer any Stock in violation of any provision of this Agreement will be void. The Company will not be required (i) to transfer on its books any Stock that has been sold, gifted or otherwise transferred in violation of this Agreement, or (ii) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.

         7.2 PUT RIGHT. If a Stockholder transfers any Stock in contravention of the Preferred Holders' Right of Co-Sale under this Agreement (a "PROHIBITED TRANSFER"), or if the proposed transferee of Offered Stock desires to purchase a class, series or type of stock offered by the Stockholder not held by a Preferred Holder or is unwilling to purchase any Stock from a Preferred Holder, such Preferred Holder may, by delivery of written notice to such Stockholder (a "PUT NOTICE") within ten days after (i) the Closing as defined in Section 5.1 above, or (ii) the date on which such Preferred Holder becomes aware of the Prohibited Transfer or the terms thereof, require such Stockholder to purchase from such Preferred Holder, for cash or such other consideration as the Stockholder received in the Prohibited Transfer or at the Closing, a number of shares of Stock (of the same class or type as transferred in the Prohibited Transfer or at the Closing if such Preferred Holder then owns Stock of such class or type; otherwise of Preferred Stock or Common Stock) having a purchase price equal to the aggregate purchase price the Preferred Holder would have received in the closing of such Prohibited Transfer if such Preferred Holder had elected to exercise its right of Co-Sale with respect thereto or in the Closing if the proposed transferee had been willing to purchase the Stock of the Preferred Holder. The closing of such sale to the Stockholder will occur within 30 days after the date of such Preferred Holder's Put Notice to such Stockholder.

8. STOP-TRANSFER ORDERS.

         8.1 STOP TRANSFER INSTRUCTIONS. Each Preferred Holder and Stockholder agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

8.2 TRANSFERS. No securities shall be transferred by a Preferred Holder or Stockholder unless (i) such transfer is made in compliance with all of the terms of this Agreement and in compliance with the terms of applicable federal and state securities laws and (ii) prior to such transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company shall not be required (a) to transfer on its books any shares that shall have been sold or transferred in violation of any of the provisions of this Agreement or (b) to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

9. TERMINATION, WAIVER, MISCELLANEOUS.

         9.1 TERMINATION. The Preferred Holders' rights under Sections 4, 5, 6, 7 and 8 hereof will terminate upon the earlier of (i) the closing of a Qualified Initial Public Offering, or (ii) the date on which this agreement is terminated by the written consent of the Company and holders of 66 2/3% of the shares then held by the Preferred Holders. The Company's Right of First Refusal under
Section 4.2 will terminate upon the earliest of: (i) a written election of the Company pursuant to an action by the Board of Directors, (ii) immediately prior to the closing of an initial public offering, or (iii) two (2) years from the date of this Agreement.

         9.2 WAIVERS. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative and shall not constitute a waiver of any rights provided in this Agreement with respect to any subsequent transactions covered by this Agreement.

         9.3 OBLIGATION OF COMPANY. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform the Preferred Holders of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Preferred Holders in the exercise of their rights and the performance of their obligations hereunder.

         9.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         9.5 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of New York with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

         9.6 EXPENSES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.

         9.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Preferred Holder, at the address set forth on EXHIBIT B attached hereto, or at such other address as the Preferred Holder shall have furnished to the other parties hereto in writing, or (b) if to any other holder of any securities, at such address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Stock who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the other parties hereto in writing.

         9.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         9.9 FURTHER ASSURANCES. Each party hereby agrees to execute and deliver all such further instruments and documents and take all such other actions as the other party may reasonably request in order to carry out the intent and purposes of this Agreement.

         9.10 CONFLICT. In the event of any conflict between the terms of this Agreement and the Company's Certificate of Incorporation or its Bylaws, the terms of the Company's Certificate of Incorporation, or its Bylaws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Stockholder is a party or by which such Stockholder is bound, the terms of this Agreement will control. In the event of any conflict between the Company's books and records and this Agreement or any notice delivered hereunder, the Company's books and records will control absent fraud or material error.

         9.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience in construing or interpreting this Agreement.

         9.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Preferred Holder, shall be cumulative and not alternative.

         9.13 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.

         9.14 AMENDMENTS. This Agreement may be amended by the written agreement of the holders of 66 2/3% or more of the shares of Preferred Stock, 51% of the holders of Common Stock, and the Company.

         9.15 WAIVER OF PREEMPTIVE RIGHTS. BY ITS SIGNATURE BELOW, EACH OF THE UNDERSIGNED PARTIES TO THIS AGREEMENT WAIVES ANY AND ALL PREEMPTIVE RIGHTS OR OTHER SIMILAR RIGHTS IT MAY HAVE WITH RESPECT TO THE SALE OF SERIES A PREFERRED STOCK BY THE COMPANY PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT.

                [The Remainder of Page Intentionally Left Blank)

                                      LIQUOR.COM, INC.

                                      By: /s/ Steve Olsher
                                         ---------------------------------------
                                      Name: Steve Olsher
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                      STOCKHOLDERS:


                                      ------------------------------
                                      George Wight, Jr.


                                      ------------------------------------------
                                      Brian Wink


                                      ------------------------------------------
                                      John Hurley


                                      ------------------------------------------
                                      Michael Rosedale

                                      CORPORATE CAPITAL STRATEGIES,
                                      INC.

                                      By:
                                         ---------------------------------------
                                      Name: George Wight, JR.
                                           -------------------------------------
                                      Title: Managing Director
                                            ------------------------------------

                                      LIQUOR.COM, INC.

                                      By: /s/ Steve Olsher
                                         ---------------------------------------
                                      Name: Steve Olsher
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                      STOCKHOLDERS:

                                      /s/ Steve Olsher
                                      ------------------------------------------
                                      Steve Olsher

                                      /s/ Gail Zelitsky
                                      ------------------------------------------
                                      Gail Zelitsky

                                      /s/ Erin Revesz
                                      ------------------------------------------
                                      Erin Revesz

                                      /s/ George Wight, Jr.
                                      ------------------------------------------
                                      George Wight, Jr.

                                      /s/ Brian Wink
                                      ------------------------------------------
                                      Brian Wink

                                      /s/ John Hurley
                                      ------------------------------------------
                                      John Hurley

                                      /s/ Michael Rosedale
                                      ------------------------------------------
                                      Michael Rosedale

                           [signature page continues]

                                      CORPORATE CAPITAL STRATEGIES,
                                      INC.

                                      By: /s/ George Wight, Jr.
                                         ---------------------------------------
                                      Name: George Wight, Jr.
                                           -------------------------------------
                                      Title: Managing Director
                                            ------------------------------------


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

                           [signature page continues]

                                     PREFERRED HOLDERS:

                                     GEM GLOBAL YIELD FUND LIMITED

                                     By: /s/ Pierce Loughran for
                                         Iona Limited
                                        ---------------------------------------
                                     Name: Pierce Loughran
                                          -------------------------------------
                                     Title: Director
                                           ------------------------------------

                                     GLOBAL STRATEGIC HOLDINGS LIMITED

                                     By: /s/ S. Etienne         /s/ N. B. Petty
                                        ---------------------------------------
                                     Name: Susan Etienne Nathan Petty
                                          -------------------------------------
                                     Title: Alternate Director for the Secretary
                                           ------------------------------------

                                     OCEAN STRATEGIC HOLDINGS LIMITED

                                     By: /s/ Rosemary E. Marr    /s/ S. Etienne
                                        ---------------------------------------
                                     Name: Rosemary E. Marr       Susan Etienne
                                          -------------------------------------
                                     Title: Director for the Secretary
                                           ------------------------------------

                                     TAZMANIC CORPORATION

                                     By: /s/ Bryan D. Legate
                                        ---------------------------------------
                                     Name: Bryan D. Legate
                                          -------------------------------------
                                     Title: Authorized Signatory
                                           ------------------------------------

                                     W.R. TIMKEN TRUST FBO ALEXANDER C. TIMKEN

                                     By: /s/ David H. Dix
                                        ---------------------------------------
                                     Name: David H. Dix
                                          -------------------------------------
                                     Title: Vice President
                                           ------------------------------------

                                    EXHIBIT A

MAJOR SHAREHOLDERS

Steve Olsher
Gail Zelitsky
Erin Revesz
Corporate Capital Strategies, Inc.


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